As filed with the Securities and Exchange
                         Commission on December 5, 2001

                            PROXY STATEMENT PURSUANT
                       TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|       Filed by a party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|X|  Definitive Proxy Statement
|_|  Soliciting Material Pursuant to Rule 14a-12
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Additional Materials

                         NOMURA PACIFIC BASIN FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials:

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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

                                BASIN PORTFOLIO
                       of NOMURA PACIFIC BASIN FUND, INC.
                                180 Maiden Lane
                         New York, New York 10038-4936

                          ----------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                January 15, 2002

                          ----------------------------

TO THE SHAREHOLDERS OF
PACIFIC BASIN PORTFOLIO
OF NOMURA PACIFIC BASIN FUND, INC.:

      Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Pacific Basin Portfolio (the "Fund") of Nomura Pacific Basin Fund, Inc. (the "Company") will be held at the offices of Nomura Asset Management U.S.A. Inc., 180 Maiden Lane, 26th Floor, New York, New York on Tuesday, January 15, 2002 at 10:30 a.m., Eastern time, for the following purposes:

      (1) To consider and act upon a proposal to liquidate the Fund and dissolve the Company, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Company; and

      (2) To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has unanimously determined that a complete liquidation of the Fund and dissolution of the Company in accordance with the terms of the Plan is in the best interests of the Fund and its shareholders. The Board of Directors strongly urges you to approve the Plan. Subject to receipt of the requisite shareholder approval and the satisfactory resolution of any and all claims pending against the Fund and the Company, shareholders remaining in the Fund can expect to receive a liquidation distribution, in cash, as soon as reasonably practicable. However, no minimum distribution to shareholders has been established.

      The Board of Directors has fixed the close of business on November 30, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

      A complete list of the shareholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after January 1, 2002, at the offices of the Company, 180 Maiden Lane, 26th Floor, New York, New York.

      You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Company.

      When the Plan becomes effective, the shareholders' respective interests in the Fund's assets shall not be transferable. Shareholders holding stock certificates should consider arranging with the Fund's transfer agent the return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is State Street Bank and Trust Company, P.O. Box 8500, North Quincy, Massachusetts 02171-8500; 1-800-680-1836.

                                        By Order of the Board of Directors


                                        John J. Boretti
                                        Secretary

New York, New York
Dated: December 5, 2001

YOUR VOTE IS IMPORTANT--Please execute and return the enclosed proxy promptly, whether or not you plan to attend the Special Meeting of Shareholders of Pacific Basin Portfolio of Nomura Pacific Basin Fund, Inc.

                      [This Page intentionally left blank]

                            PACIFIC BASIN PORTFOLIO
                       of NOMURA PACIFIC BASIN FUND, INC.
                                180 Maiden Lane
                         New York, New York 10038-4936

                             ----------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                January 15, 2002

                             ----------------------

                                PROXY STATEMENT

                             ----------------------

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pacific Basin Portfolio (the "Fund") of Nomura Pacific Basin Fund, Inc., a Maryland corporation (the "Company"), to be voted at the Special Meeting of Shareholders of the Fund and at any adjournments thereof (the "Meeting") to be held at the offices of Nomura Asset Management U.S.A. Inc., 180 Maiden Lane, 26th Floor, New York, New York on Tuesday, January 15, 2002 at 10:30 a.m., Eastern time. The approximate mailing date of this Proxy Statement is December 6, 2001.

      The purpose of the Meeting is to consider a proposal to liquidate the Fund and dissolve the Company as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Company on November 13, 2001. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR approval of the Plan. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Company at the address indicated above or by voting in person at the Meeting.

      The Board of Directors has fixed the close of business on November 30, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the Record Date, the Fund had outstanding 788,932 Class Z shares of Common Stock, par value $0.10 per share, and no outstanding Class A or Class B shares of Common Stock.

      The Board of Directors of the Company knows of no business other than that mentioned in Item 1 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

      The Fund is the only existing series of the Company, which is a diversified, open-end series-type investment company. The Company was incorporated under Maryland law on March 14, 1985. The Fund's objective is to seek long-term capital appreciation. The Fund seeks to achieve its investment objective by investing primarily in equity securities of corporations domiciled in Far Eastern or Western Pacific Basin ("Pacific Basin") countries including, but not limited to, Japan, Australia, China, Hong Kong, India, Indonesia, Malaysia, New Zealand, Pakistan, Singapore, South Korea, Sri Lanka, Taiwan, Thailand, and the Philippines. Nomura Asset Management U.S.A. Inc. (the "Manager") is the manager for the Fund and is located at 180 Maiden Lane, 26th Floor, New York, New York 10038-4936. The Manager has managed the Fund since the Fund's inception. The Manager has investment advisory agreements with Nomura Asset Management Co., Ltd. ("NAM"), the Parent of the Manager, and

Nomura Asset Management Singapore Limited ("NAM-Singapore"), an affiliate of the Manager. NAM has acted as the Fund's investment adviser since the Fund's inception.

            PROPOSAL TO LIQUIDATE THE FUND AND DISSOLVE THE COMPANY

Background

      The Fund commenced operations on March 14, 1985, and began offering three classes of shares on August 2, 1999. The Board of Directors over the years has discussed and considered various strategies to increase the Fund's assets, including alternative distribution arrangements for the Fund's shares, retention of a new management organization to operate the Fund and the Company, and merger or consolidation of the Fund with a larger investment company. Over the past year, the Board of Directors has also considered liquidating the Fund and dissolving the Company. In this regard, the Board of Directors considered the Fund's size, its inability to obtain suitable alternative channels of distribution for the Fund's shares, the overall economic downturn in the Pacific Basin market and the Pacific Basin region as a whole, and the unavailability of funds willing to merge or consolidate with the Fund. For the reasons discussed below, the Board of Directors has determined to recommend the liquidation of the Fund and the dissolution of the Company.

      The Fund has had difficulty since the early 1990s attracting assets. At the end of the Fund's first fiscal year, its net assets were approximately $32.6 million. As of March 31, 2001 and November 30, 2001, the Fund's net assets were approximately $9.2 million and $7.7 million, respectively.

      Because the Fund has not been able to maintain a higher net asset level, the operating expense ratio for each class of the Fund's shares has remained relatively high. The Manager has been reimbursing the Fund (and/or waiving its management fee) in amounts necessary to limit the operating expense ratio of the Class Z shares since 1999 and the Class A and Class B shares since their inception on August 2, 1999. As of March 31, 2001, the operating expense ratios for the Fund's Class A, Class B and Class Z shares were capped at 1.90%, 2.65% and 1.65%, respectively. Under the reimbursement arrangements, the Fund recorded expense reimbursement of $369,958 for the year ended March 31, 2001. The Manager assumed these expenses to make the Fund's operating expense ratio competitive with similar funds. Without such reimbursements by the Manager, the operating expense ratios for the Fund's Class A, Class B and Class Z shares would have been 376.33%, 377.72% and 3.89%, respectively, for the year ended March 31, 2001.

      Since the Fund commenced operations, the Company has entered into various distribution and marketing arrangements. These arrangements would allow sales through broker-dealers and other financial intermediaries. However, the Fund has not been able to attract significant additional assets and its assets have not exceeded $94 million since March 31, 1988.

      Management of the Company does not believe that the Fund will be able to grow to an economically viable size in the foreseeable future. As a result, the Manager has advised the Board of Directors of the Company that it does not intend to extend its contractual limitation on the Fund's operating expenses beyond March 31, 2002.

      Both the Manager and the Board of Directors of the Company believe that it would not be in the best interests of the Fund's shareholders for the Fund to continue in operations with an investment portfolio of approximately $7.7 million. First, the Manager believes that it would be difficult to manage a portfolio of that size in light of the Fund's investment objectives and the tax requirements applicable to the Fund under the Internal Revenue Code of 1986, as amended (the "Code"). Second, the Fund's operating expense ratio would increase substantially if the Manager does not extend its contractual limitation on such expenses.

      Based upon the foregoing considerations, on November 13, 2001, the Board of Directors approved the orderly liquidation of the Fund and dissolution of the Company based on its determination that such action is in the best interests of the Fund and all of its existing shareholders. On that date, the Board of Directors, including all of the Directors who are not "interested persons" of the Company (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund's shareholders. A copy of the Plan is attached hereto as Exhibit A. At its November 13, 2001 meeting, the Board of Directors also determined to cease offering the Fund's Class A shares and Class B shares to investors as of November 13, 2001. The Manager has been the only holder of Class A and Class B shares since their inception on August 2, 1999. On November 20, 2001 the Manager redeemed all of the Class A shares and Class B shares that it held. Since November 20, 2001, the Fund has had no Class A or Class B shareholders. The Fund will continue to offer and redeem its Class Z shares until the Effective Date (defined below).

      If (a) the Plan is approved by the requisite shareholder vote and (b) any claims pending against the Fund and the Company prior to the effective date of the Plan are satisfactorily resolved in the sole discretion of the Board of Directors, the Fund's assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its shareholders in light of the circumstances in which they are sold and the Company shall file Articles of Dissolution with the State Department of Assessment and Taxation of Maryland. As of the date of this Proxy Statement, there are no claims pending against the Fund, the Company or the Company's Board of Directors. Prior to shareholder approval of the Plan, the Fund will continue to invest its assets in accordance with its current investment objective and policies. Shareholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation.

      Under Maryland law and pursuant to the Company's Articles of Incorporation and By-Laws, the affirmative vote of the holders of at least a majority of the votes entitled to be cast by holders of capital stock of the Fund, voting together as a single class, is needed to approve the liquidation of the Fund and dissolution of the Company. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the votes entitled to be cast by holders of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a series of the Company, a registered investment company, in accordance with the Fund's stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its shareholders including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to shareholders for future consideration.

Summary of Plan of Liquidation and Dissolution

      The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Shareholders are urged to read the Plan in its entirety.

      Effective Date of the Plan and Cessation of the Fund's and the Company's Activities as an Investment Company. The Plan will become effective only upon
(a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund, the Company or the Company's Board of Directors (the "Effective Date"). Following these two events, (i) the Fund will cease to invest its assets in accordance with its investment objective and, to the extent necessary, will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after the event in clause (a) the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, (ii) the Fund and the Company will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing the Fund's assets, and doing all other acts required to liquidate and wind up the Fund's and the Company's business and affairs and
(iii) the Company will dissolve in accordance with the Plan and will file Articles of Dissolution with the State of Maryland (see Sections 1, 3-4 and 6 of the Plan, attached hereto as Exhibit A). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

      Closing of Books and Restriction on Transfer of Shares. The proportionate interests of shareholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Company will be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders' respective interests in the Fund's assets shall not be transferable (see Section 5 of the Plan).

      Liquidation Distributions. The distribution of the Fund's assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Company. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Company's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Company's books. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund. Each shareholder not holding stock certificates of the Fund will receive liquidating distributions equal to the shareholder's proportionate interest in the net assets of the Fund.

      Each shareholder not holding stock certificates of the Fund will receive a confirmation showing such shareholder's proportionate interest in the net assets of the Fund with an advice that such shareholder will be paid in cash upon return of the stock certificate. Shareholders holding stock certificates should consider arranging with the Fund's transfer agent the return of their certificates in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is State Street Bank & Trust Company, located at P.O. Box 8500, North Quincy, Massachusetts 02171-8500. It can be reached at (800) 680-1836. All shareholders will receive information concerning the sources of the liquidating distribution (see Section 8 of the Plan).

      Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Manager (see Section 9 of the Plan). By way of clarification, all portfolio transaction costs incurred in connection with the liquidation of the Fund's assets will be borne by the Fund.

      Continued Operation of the Fund. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without shareholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its shareholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund and the Company, and the distribution of the Fund's net assets to shareholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with shareholder approval, prior to the filing of Articles of Dissolution with the

State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its shareholders (see Sections 10 and 11 of the Plan). However, it is the Board of Directors' current intention to liquidate the Fund and dissolve the Company as soon as practicable following shareholder approval of the Plan.

Distribution Amounts

      The Fund's net asset value on November 30, 2001 was $9.79 for Class Z shares. At such date, the Fund had 788,932 Class Z shares outstanding. As indicated above, the Manager has agreed to bear the expenses of the Fund incurred in the Fund's liquidation, except that portfolio transaction costs will be borne by the Fund. Accordingly, the amounts to be distributed to the Fund's shareholders will be based on the proceeds realized by the Fund from the sale of its portfolio securities and will not be reduced by liquidation expenses. Although the Fund values its securities each day on the basis of current market prices, for the sale of such securities the actual amount realized by the Fund will depend on the market conditions at the time of such transactions. Actual liquidation expenses and portfolio transaction costs may vary. The Fund will incur brokerage commissions, which reduce the proceeds available for distribution to shareholders.

General Income Tax Consequences

      United States Federal Income Tax Consequences. The following is only a general summary of the United States Federal income tax consequences of the Plan. Shareholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

      The liquidating distributions received by a shareholder will be treated for Federal income tax purposes as full payment for the shareholder's shares. Thus, a shareholder who is a United States resident or citizen will be taxed only to the extent the amount of the balance of the distribution exceeds his or her basis in such shares; if the amount received is less than his or her basis, the shareholder will realize a loss. The shareholder's gain or loss will be a capital gain or capital loss if such shares are held as capital assets.

      Corporate shareholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate shareholder pursuant to the liquidation of the Fund will be subject to tax at the same Federal income tax rate.

      Under certain provisions of the Code, some shareholders may be subject to a withholding tax on the liquidating distribution ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number.

Impact of the Plan on the Company's Status under the Investment Company Act

      On the Effective Date, the Company will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the Investment Company Act. It is expected that the Securities and Exchange Commission will issue an order approving the deregistration of the Company if the Company is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's and the Company's activities as an investment company and the Company's deregistration under the Investment Company Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (see Sections 1, 4, 10 and 13 of the Plan).

      Until the Company's withdrawal as an investment company becomes effective, the Company will continue to be subject to and will comply with the Investment Company Act.

Procedure for Dissolution Under Maryland Law

      After the Effective Date, pursuant to the Maryland General Corporation Law and the Company's Articles of Incorporation and By-Laws, if at least a majority of the votes entitled to be cast by holders of capital stock, voting together as a single class, are voted for the proposed liquidation of the Fund and dissolution of the Company, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund and the Company will be legally dissolved, but thereafter the Fund and the Company will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing the Fund's assets, and doing all other acts required to liquidate and wind up the Fund's business and affairs, but not for the purpose of continuing the business for which the Company was organized. The Company's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (see Sections 4 and 14 of the Plan).

Appraisal Rights

      Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (see Section 16 of the Plan).

Voting Information

      Approval of the Plan requires the affirmative vote of the holders of at least a majority of the votes entitled to be cast by holders of capital stock of the Fund, voting together as a single class. Unless a contrary specification is made, the accompanying proxy will be voted FOR approval of the Plan.

Stock Ownership of Certain Beneficial Owners and Management

      At the Record Date, the Directors and officers of the Fund as a group (9 persons) owned an aggregate of less than 1% of the outstanding shares of the Fund.

      Your Board of Directors Unanimously Recommends that You Vote "For" the Proposed Plan of Liquidation and Dissolution.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      To the knowledge of the Fund, no person owned beneficially 5% or more of the Fund's Class Z shares as of the Record Date, except for the following person:

                                 Shares of Class Z Common      Percentage of the Fund's
       Name and Address        Stock the Fund Beneficially       Class Z Common Stock
     of Beneficial Owner        Owned at November 30, 2001    Owned at November 30, 2001
     -------------------        --------------------------    --------------------------
     Barbara H. Stanton                   78,039                          9.89%
     133 East 64th Street
     New York, NY 10021-7045

                             ADDITIONAL INFORMATION

      The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Manager. The Manager will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund has retained Georgeson Shareholder, a proxy solicitation firm, to assist in the solicitation of proxies for the Meeting, for a fee of approximately $4,500, together with reimbursement of such firm's expenses.

      In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph, or personal interview. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

      Approval of the proposed Plan requires the affirmative vote of at least a majority of the votes entitled to be cast by holders of capital stock of the Fund, voting together as a single class, cast, in person or by proxy, at a meeting at which a quorum is present. The holders of one-third of the Fund's outstanding common stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business is not obtained at the Meeting, or in the event the necessary quorum is obtained but the vote required to approve or disapprove the Plan is not obtained, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained, the persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Plan and will vote against any such adjournment those proxies to be voted against the Plan.

      The Fund expects that broker-dealer firms holding shares of the Fund in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposal before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealers may not grant authority to the proxies designated by the Fund to vote on the proposal to be considered at the Meeting if no instructions from such customers and clients have been received prior to the date specified in the broker-dealer firm's request for voting instructions.

      The shares as to which the proxies so designated are granted authority by broker-dealer firms to vote on the proposal to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote ("broker non-votes"), as well as the shares as to which proxies are returned by record shareholders but which are marked "abstain" on any item will be included in the Fund's tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will count toward the presence of a quorum.

      Management knows of no other matters to be presented at the special meeting. However, if other matters are presented for a vote at the meeting or any adjournments thereof, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters.

Annual Report Delivery

      The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended March 31, 2001 and its semi-annual report for the six-month period ended September 30, 2001 to any shareholder upon request. Such requests should be directed by mail to Nomura Pacific Basin Fund, Inc., 180 Maiden Lane, 26th Floor, New York, New York 10038-4936, Attention: John J. Boretti, Secretary or by telephone to 1-800-833-0018.

Meeting of Shareholders and Shareholder Proposals

      The Company's Articles of Incorporation and By-Laws do not require that the Fund hold an annual meeting of shareholders. The Company will be required, however, to call special meetings of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements or of a change in the fundamental policies, objectives or restrictions of the Fund. The Company also would be required to hold a special shareholders' meeting to elect new Board members at such time as less than a majority of the Board members holding office have been elected by shareholders. The Company's By-Laws provide that a shareholders' meeting may be called at the request of holders of at least 25% of the outstanding capital stock of the Fund entitled to vote at such meeting, or by a majority of the Board of Directors or the President.

      Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting must send their written proposal to the Company a reasonable time before the Board of Directors' solicitation relating to such meeting is to be made. Any shareholder who wishes to bring any proposal at any subsequent shareholder meeting without including such proposal in the Fund's proxy statement relating to the meeting also must send his or her written proposal to the Fund a reasonable time before the Board of Directors' solicitation relating to such meeting is to be made. Written proposals should be sent to the Secretary of the Fund, 180 Maiden Lane, 26th Floor, New York, New York 10038-4936.

                                        By Order of the Board of Directors


                                        John J. Boretti
                                        Secretary

Dated: December 5, 2001

                                                                       Exhibit A

                             PACIFIC BASIN PORTFOLIO
                       of NOMURA PACIFIC BASIN FUND, INC.

                       PLAN OF LIQUIDATION AND DISSOLUTION

      The following Plan of Liquidation and Dissolution (the "Plan") of Pacific Basin Portfolio (the "Fund"), the only existing series of Nomura Pacific Basin Fund, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Maryland, which has operated since March 14, 1985 as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation of the Fund and dissolution of the Company in conformity with the provisions of the Company's Amended and Restated Articles of Incorporation, dated May 19, 1999.

      WHEREAS, the Company's Board of Directors has deemed that in its judgment it is advisable and in the best interests of the Fund and its shareholders to liquidate the Fund and dissolve the Company and at a meeting of the Board of Directors held on November 13, 2001, has considered and adopted this Plan as the method of liquidating the Fund and dissolving the Company and has directed that this Plan be submitted to shareholders of the Fund for approval;

      NOW, THEREFORE, the liquidation the Fund and dissolution of the Company shall be carried out in the manner hereinafter set forth:

      1. Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan at a meeting of shareholders called for the purpose of voting upon the Plan by the affirmative vote of the holders of a majority of the votes entitled to be cast by holders of capital stock of the Fund, voting together as a single class, and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund, the Company and the Company's Board of Directors. The date of such adoption and approval of the Plan by shareholders and resolution of all pending claims, if any, is hereinafter called the "Effective Date."

      2. Notice to Creditors. Upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund's records.

      3. Dissolution. As promptly as practicable, consistent with the provisions of the Plan, the Company shall be dissolved in accordance with the laws of the State of Maryland and the Company's Articles of Incorporation.

      4. Cessation of Business. After the Effective Date, the Fund and the Company each shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing the Fund's assets, and doing all other acts required to liquidate the Fund and wind up the Fund's and the Company's business and affairs and will dissolve the Company in accordance with the Plan.

      5. Restriction of Transfer and Redemption of Shares. The proportionate interests of shareholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Company shall be closed. Thereafter, unless the books of the Company are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders' respective interests in the Fund's assets shall not be transferable.

      6. Liquidation of Assets. After the event in clause (a) in Section 1 hereof, the Company's Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date, or as soon thereafter as practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

      7. Payments of Debts. As soon as practicable after the Effective Date, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 8, below.

      8. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the distribution of the Fund's assets is expected to be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund's assets (the "First Distribution") is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Company's books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Company's books. A second distribution (the "Second Distribution"), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

      Each shareholder not holding stock certificates of the Fund will receive liquidating distributions equal to the shareholder's proportionate interest in the net assets of the Fund. Each shareholder holding stock certificates of the Fund will receive a confirmation showing such shareholder's proportionate interest in the net assets of the Fund with an advice that such shareholder will be paid in cash upon return of the stock certificate. All shareholders will receive information concerning the sources of the liquidating distribution.

      9. Expenses of the Liquidation and Dissolution. Nomura Asset Management U.S.A. Inc. shall bear all of the expenses incurred by the Company in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders whether or not the liquidation contemplated by this Plan is effected. By way of clarification, all portfolio transaction costs incurred in connection with the liquidation of the Fund's assets will be borne by the Fund.

      10. Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the Company's officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws.

      The death, resignation or other disability of any director or any officer of the Company shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

      11. Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without shareholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its shareholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund and the Company, and the distribution of the Fund's net assets to shareholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the Fund's shareholders, such variation or amendment will be submitted to the Fund's shareholders for approval. In addition, the Board of Directors may abandon this Plan, with shareholder approval, prior to the filing of the Articles of Dissolution, if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

      12. Notice of Liquidation. As soon as practicable after the Effective Date, the Company shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the "MGCL").

      13. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund's assets, the Company shall prepare and file a Form N-8F with the Securities and Exchange Commission (the "SEC") in order to de-register the Company under the 1940 Act. The Company shall also file, if required, a final Form N-SAR with the SEC.

      14. Articles of Dissolution. As soon as practicable after the Effective Date and pursuant to the MGCL, the Company shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

      (a) The Company's Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

      (b) The Director-trustees shall (i) collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the shareholders.

      (c) The Director-trustees may (i) carry out the contracts of the Fund or the Company; (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund or the Company; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Company necessary or proper to liquidate the Fund and dissolve the Company and wind up their affairs.

      15. Power of the Directors. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further shareholder action.

      16. Appraisal Rights. Shareholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

           PACIFIC BASIN PORTFOLIO of NOMURA PACIFIC BASIN FUND, INC.
                                 180 Maiden Lane
                             New York, NY 10038-4936
                                      PROXY

      The undersigned hereby appoints Kazuhiko Hama and John J. Boretti as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Pacific Basin Portfolio (the "Fund") of Nomura Pacific Basin Fund, Inc. (the "Company") held of record by the undersigned on November 30, 2001 at the Special Meeting of Shareholders of the Fund to be held on January 15, 2002 or any adjournment thereof.

      This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Item 1.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name appears on the books of the Company. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, amajority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

----------------------------------          ------------------------------------

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


|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE
-------------------------------------                "FOR" ITEM 1
    NOMURA PACIFIC BASIN FUND, INC.
-------------------------------------
                                           1. To approve the liquidation of the
Mark box at right if an address               Fund and dissolution of the           For   Against  Abstain
change or comment has been noted on |_|       Company, as set forth in the Plan     |_|     |_|      |_|
the reverse side of this card.                of Liquidation and Dissolution
                                              adopted by the Company's Board of
                                              Directors.

                                           2. In the discretion of such proxies,
                                              upon such other business as may
                                              properly come before the meeting or
                                              any adjournment thereof.

Please be sure to sign and date ---------
this Proxy                      Date
-----------------------------------------

Shareholder sign here  Co-owner sign here        RECORD DATE SHARES:
-----------------------------------------